Exhibit 99.2

Phathom Pharmaceuticals Announces Pricing of Public Offering of Common Stock

Florham Park, N.J., December 16, 2020 – Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a late clinical-stage biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal diseases, announced today the pricing of its underwritten public offering of 2,250,000 shares of its common stock at a price to the public of $42.00 per share. All of the shares to be sold in the offering are being sold by Phathom. The gross proceeds to Phathom from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be $94.5 million. In addition, Phathom has granted the underwriters a 30-day option to purchase up to an additional 337,500 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about December 21, 2020.

Phathom intends to use the net proceeds from the proposed offering to fund the clinical development of vonoprazan and for working capital and general corporate purposes, including pre-commercial activities.

Jefferies, Evercore ISI, Guggenheim Securities and BMO Capital Markets are acting as joint bookrunning managers for the offering. Needham & Company is acting as lead manager for the offering.

The securities described above are being offered by Phathom pursuant to a shelf registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or by email at prospectus_department@jefferies.com; or from Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, by telephone at (888) 474-0200 or by email at ecm.prospectus@evercore.com; or from Guggenheim Securities LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-5548 or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or from BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036, Attention: Equity Syndicate Department, by telephone at (800) 414-3627, or by email at bmoprospectus@bmo.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus were filed with the SEC and are available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Phathom

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases and disorders. Phathom has in-licensed the exclusive rights in the United States, Europe, and Canada to vonoprazan, a novel potassium competitive acid blocker (P-CAB) in late-stage development for the treatment of acid-related disorders.

Forward-Looking Statements

Phathom cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements relating to Phathom’s expectations of market conditions and the satisfaction of customary closing conditions related to the public offering, the expected closing of the offering and the anticipated use of proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Phathom’s business, including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the risks and uncertainties inherent in Phathom’s business, including potential delays in the commencement, enrollment and completion of clinical trials; Phathom’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; regulatory developments in the United States and foreign countries; and unexpected adverse side effects or inadequate efficacy of vonoprazan that may limit its development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; and the other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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CONTACTS

Media Contact:

Nick Benedetto

1-877-742-8466

media@phathompharma.com

Investor Contact:

Todd Branning

1-877-742-8466

ir@phathompharma.com